UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2018 (May 10, 2018)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

Connecticut Water Service, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 10, 2018 (the “Annual Meeting”). At the Annual Meeting, the shareholders re-elected Lisa J. Thibdaue, Carol P. Wallace, Bradford A. Hunter and elected David C. Benoit and Kristen A. Johnson to the Company’s Board of Directors (the “Board”).

At the Annual Meeting, the Company’s shareholders voted on the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission and mailed to shareholders on April 6, 2018.

(1)     A proposal to elect three nominees to the Board to serve as Class III Directors, with Ms. Thibdaue, Ms. Wallace and Mr. Hunter to serve terms expiring at the 2021 annual meeting of shareholders and to elect two nominees to the Board to serve as Class I Directors, with Mr. Benoit and Ms. Johnson to serve terms expiring at the 2019 annual meeting of shareholders. Each director was elected and received the following votes:

Director	For	Withheld	Broker Non-Votes
Lisa J. Thibdaue	20,790,174	1,780,176	8,538,981
Carol P. Wallace	20,572,815	1,997,535	8,538,981
Bradford A. Hunter	20,654,391	1,915,959	8,538,981
David C. Benoit	21,111,831	1,458,519	8,538,981
Kristen A. Johnson	20,274,798	2,295,552	8,538,981

(2)     A proposal to approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers as disclosed in the 2018 Proxy Statement. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
21,249,306	891,801	429,243	8,538,981

(3)     A proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The proposal was approved and received the following votes:

For	Against	Abstain
30,614,181	319,455	175,695

Item 8.01     Other Events

2018 Annual Meeting of Shareholders

On May 10, 2018, the Company held its 2018 Annual Meeting of Shareholders at the Madison Beach Hotel in Madison, Connecticut. At the Annual Meeting, the Company’s shareholders elected a slate of three Class III Directors and two Class I Directors, approved a non-binding advisory resolution regarding the compensation of the Company’s named executive officers, and ratified the Audit Committee’s appointment of Baker Tilly Virchow Krause LLP as independent auditors for 2018.

On May 10, 2018, the Company issued a press release regarding, among other matters, the results of the 2018 Annual Meeting. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Award of Restricted Shares to Non-Employee Directors

The Board approved the award of restricted shares of the Company’s Common Stock to each of the Company’s non-employee directors under the Company’s 2014 Performance Stock Program (the “Program”). These annual awards are consistent with a similar set of awards made in May of each year 2007-2017 pursuant to the Board’s director compensation policies established by the Board in 2007.

In 2018, the number of shares of Common Stock comprising each restricted share award shall, in each case, be equal to $22,000 divided by the fair market value (as calculated under the Program) of a share of Common Stock on May 9, 2018, the day prior to date of grant, and rounded to the nearest whole share. The awards are not subject to the attainment of performance conditions and will vest in full as of May 10, 2019, the first anniversary of the date of grant. Each award will be evidenced by a written award agreement between the Company and the non-employee director.

A copy of the form of restricted share award agreement for non-employee directors is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Declaration of Dividends

At its May 10, 2018 organizational meeting, the Board declared a quarterly cash dividend of $0.3125 per common share payable on June 15, 2018 for shareholders of record as of June 1, 2018.

On May 10, 2018, the Company issued a press release regarding, among other matters, the declaration of dividends. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits:

The following documents are filed herewith as exhibits:

(d)	Exhibits

10.1
Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2014 Performance Stock Program (incorporated by reference from Exhibit 10.1 to current report on Form 8-K filed on May 11, 2015).

99.1	Company Press Release dated May 10, 2018 regarding Annual Meeting matters and declaration of dividends (incorporated by reference from Form 425 filed on May 10, 2018).

EXHIBIT INDEX

Exhibit No.	Description
10.1
Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2014 Performance Stock Program (incorporated by reference from Exhibit 10.1 to current report on Form 8-K filed on May 11, 2015).

99.1	Company Press Release dated May 10, 2018 regarding Annual Meeting matters and declaration of dividends (incorporated by reference from Form 425 filed on May 10, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation
Date: May 11, 2018	By:	/s/ Robert J. Doffek
Name: Robert J. Doffek
Title: Chief Financial Officer, Treasurer and Controller